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Exhibit 99.2

Quarterly
Operating
Supplement

June 30, 2003

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

QUARTERLY OPERATING SUPPLEMENT

Second Quarter 2003

Table of Contents

Highlights	Page 2
Review of Operations	Page 3
Condensed Consolidated Statements of Operations and Comprehensive Income	Page 9
Condensed Consolidated Balance Sheets	Page 10
Expense Analysis	Page 11
Effect of Insured Bond Refundings	Page 12
Annual Financial and Statistical Data	Page 13
Statutory Analytics and Investment Portfolio	Page 14
Municipal New-Issue Market Data	Page 15
Gross Par Value and Present Value Originated by FSA	Page 16
Insured Portfolio Profile	Page 17
50 Largest Municipal Exposures	Page 18
25 Largest Asset-Backed Exposures	Page 19
Asset-Backed Debt Service and Premiums	Page 20
Municipal Debt Service and Premiums	Page 21
Asset-Backed Net Debt Service and Premiums Amortizations and Ending Balances	Page 22
Municipal Net Debt Service and Premiums Amortizations and Ending Balances	Page 23

Financial Security Assurance Holdings Ltd. (the Company), through its wholly owned subsidiary, Financial Security Assurance Inc. (FSA), provides Aaa/AAA/AAA financial guaranty insurance for obligations in the municipal, infrastructure, asset-backed and structured finance markets worldwide. FSA's financial strength is rated Triple-A by Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services (S&P) and Rating and Investment Information, Inc. (R&I). The Company is a member of the Dexia group, a leading European banking group with three major business lines: public and project finance; retail banking; and private banking, asset management and investment fund administration.

Financial Security Assurance Holdings Ltd. Highlights

Financial Key Lines	2nd Qtr. 2003	Year-to-date 2003	Full Year 2002
Net Income (Millions)	$68.1	$133.9	$181.1
Stockholders' Equity (Millions)	$2,038.2	$2,038.2	$1,868.4
Return on Average Equity	13.6%	13.7%	10.3%
GAAP:
Loss Ratio(1)	7.2%	7.5%	20.8%
Expense Ratio(1)	30.6%	31.4%	31.9%
Combined Ratio(1)	37.8%	38.9%	52.7%
Effective Tax Rates:
Net Investment Income	9.5%	9.4%	10.4%
Underwriting and Other Income	33.5%	32.2%	29.3%
	23.3%	22.4%	17.1%
Net Income Analysis (millions)	2nd Qtr. 2003	Year-to-date 2003	Full Year 2002
Net Income	$68.1	$133.9	$181.1
Less Mark-to-Market of Pooled CDS(2)	1.8	2.8	(34.1)

Operating Earnings(3)	66.3	131.1	215.2

Noteworthy Items Included in Net Income:
Refundings, Calls or Other Accelerations(4)	4.0	6.0	15.4
Realized Capital Gains(5)	2.5	2.8	21.2
Equity Based Compensation(5)	(7.3)	(13.2)	(24.2)
General Reserve Strengthening for Estimated Loss on CDOs(5)	(1.0)	(1.0)	(29.3)
Termination of Single-Name Credit Default Swap Program(5)			(28.3)
Equity Earnings in Fairbanks	(1.6)	1.6	(12.8)
Adjusted Book Value	June 30, 2003	December 31, 2002
Components of Adjusted Book Value (in millions):
Book Value(6)	$2,038.2	$1,868.4
After-Tax Value of:
Net Deferred Premium Revenue, Net of DAC	479.4	407.6
Present Value of Future Installment Premiums and Net Interest Margin	418.9	411.3

Adjusted Book Value	$2,936.5	$2,687.3

(1)
Relates solely to FSA.

(2)
This item pertains to SFAS No. 133 adjustments for FSA-insured credit default swaps that reference pools of financial obligations and are of investment-grade quality.

(3)
This definition of operating earnings differs from that used in FSA's financial reporting prior to the fourth quarter of 2002.

(4)
Net of deferred acquisition cost amortization

(5)
Excluded from operating earnings under the definition used prior to the fourth quarter of 2002.

(6)
Includes the effect of unrealized gains in the investment portfolio, which was $173.6 million at June 30, 2003 and $134.7 million at December 31, 2002.

FSA SECOND QUARTER 2003 FINANCIAL RESULTS

NET INCOME
$68 Million in Q2 03 (+50% vs. Q2 02)
$134 Million in H1 03 (+35% vs. H1 02)

ORIGINATIONS (PRESENT VALUE)
$331 Million in Q2 03 (+66% vs. Q2 02)
$433 Million in H1 03 (+15% vs. H1 02)

New York, New York, August 6, 2003—Financial Security Assurance Holdings Ltd. (the Company), the holding company for bond insurer Financial Security Assurance Inc. (FSA), reported second quarter 2003 net income of $68.1 million, an increase of 50.0% over second quarter net income a year ago. Comparing the six-month periods of this year and last, net income rose 34.6% to $133.9 million.

Operating earnings reached $66.3 million for the second quarter and $131.1 million for the first half, representing increases of 44.9% and 27.6%, respectively, over the results in last year's comparable periods. (The Company has restated operating earnings for the second quarter of 2002 to reflect the definition it adopted in the fourth quarter of 2002. See "Non-GAAP Terms" below for definitions of operating earnings, adjusted book value and present value originations. Reconciliations of operating earnings to net income and of adjusted book value to book value also appear below.)

Shareholders' equity (book value) was $2.0 billion and adjusted book value (ABV) was $2.9 billion at June 30, 2003. Over the past twelve months, with dividends reinvested, ABV grew 15.2% excluding realized and unrealized capital gains and losses in the investment portfolio and 18.9% including such gains and losses.

Second quarter present value (PV) originations were $330.9 million, compared with $199.9 million for the same period last year. Robert P. Cochran, chairman and chief executive officer of FSA Holdings and FSA, said: "Despite a slow start to the year, business production for the first half ended very strong, generating $432.7 million in present value originations, an increase of 15.5% over the same period last year. This result, the best for any first half in our history, strengthens our storehouse of future earnings.

"Our U.S. municipal business outperformed the record results achieved in the first half of last year, reflecting the high level of issuance in the U.S. municipal market. Outside the U.S., we achieved particularly strong results in the European infrastructure markets, and we also found a number of good opportunities in the U.S. asset-backed markets, where we have been highly selective because of the uncertain credit environment."

BUSINESS PRODUCTION

GROSS PAR INSURED OF NEW ORIGINATIONS
(Dollars in billions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
U.S Municipal Obligations	$15.8	$12.3	$26.6	$24.0
U.S. Asset-Backed Obligations(1)	4.5	12.2	6.6	23.6
International Obligations	2.7	6.5	3.5	11.6
Total(1)(2)	$23.0	$31.0	$36.7	$59.2

(1)
U.S. asset-backed amounts for the three- and six-month periods ended June 30, 2002 have been restated to exclude guaranteed investment contract (GIC) originations.
(2)
Excludes amounts relating to FSA-insured GICs issued by the Company's GIC subsidiaries (FSA Capital Markets Services LLC and FSA Capital Management Services LLC), which are consolidated in the Company's financial statements. The outstanding par amount of such GICs is reflected as insurance exposure in FSA's financial statements but as GIC liabilities in the consolidated statements of the Company. As a result, the outstanding insurance exposures reported by FSA and the Company differ.

GROSS PV ORIGINATIONS
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
U.S Municipal Obligations(1)	$144.5	$74.9	$208.6	$150.5
U.S. Asset-Backed Obligations(1)(2)	65.7	55.7	87.1	112.9
International Obligations(1)	105.4	61.4	118.7	84.7
Financial Products(3)	15.3	7.9	18.3	26.6

Total	$330.9	$199.9	$432.7	$374.7

(1)
Present value of premiums originated (PV premiums). The discount rate was 5.91% in each period.
(2)
U.S. asset-backed amounts for the three- and six-month periods ended June 30, 2002 have been restated to exclude GIC originations.
(3)
Present value of future net interest margin from GICs issued to municipalities and other market participants. The discount rate was 5.91% in each period.

Municipal.    Year-to-date, new issue volume in the U.S. municipal bond market reached a record $200.5 billion, and insurance penetration was approximately 52%, similar to the level in last year's comparable period. In this environment, FSA insured approximately 27% of the insured new issues sold during the six-month period.

FSA guaranteed a par amount of $15.8 billion of U.S. primary and secondary municipal obligations with closing dates in the second quarter, an increase of 29.4% over the amount insured in the prior year's comparable period. FSA's U.S. municipal PV premium originations were $144.5 million for the quarter, up 92.9% from the $74.9 million produced in the second quarter of 2002. Average premium rates were very strong, reflecting higher spreads and a healthy appetite for bond insurance. For the half, FSA's U.S. municipal par originated rose 11.0% to $26.6 billion, and PV premiums increased 38.6% to $208.6 million.

Asset-backed.    For the second quarter, the Company's U.S. asset-backed par originated was $4.5 billion, compared with $12.2 billion in the second quarter of last year, and asset-backed PV premiums increased 18.0%. While the decline in volume reflects FSA's selective approach to the collateralized debt obligation (CDO) and consumer receivable sectors in the current credit environment, FSA is finding increasing opportunities to wrap transactions that meet its underwriting standards at favorable returns. The average premium rate was boosted in part by premiums related to amendments of existing business. For the half, FSA's U.S. asset-backed par originated declined 72.2% to $6.6 billion, and PV premiums declined 22.9% to $87.1 million.

International.    For the second quarter, FSA insured $2.7 billion par of international obligations, generating $105.4 million of PV premiums, versus $6.5 billion of par and $61.4 million of PV premiums in the second quarter of 2002. In the United Kingdom, FSA closed three infrastructure transactions. In the largest of these, FSA insured £515 million of public-private partnership bonds issued to finance improvements to the London Underground. FSA also completed a number of international asset-backed transactions. PV premiums increased despite the decline in par insured primarily because of a shift in the business mix. Long-tenor public infrastructure transactions represented a greater portion of par insured. For the half, FSA's international par originated declined to $3.5 billion from $11.6 billion, while PV premiums increased to $118.7 million from $84.7 million.

Financial Products.    The Financial Products segment currently comprises guaranteed investment contracts (GICs) issued by the Company's GIC subsidiaries. In the second quarter and first half of 2003, the present value of future net interest margin from the issuance of new GICs was $15.3 million and $18.3 million, respectively, compared with $7.9 million and $26.6 million in the respective comparable periods. The GIC business was constrained to no more than 100 non-qualified holders until the Company received an exemption from the Investment Company Act in April 2003. Consequently, the limits placed on this activity during early 2003 have been lifted, and the new business activity began to accelerate in May.

ANALYSIS OF FINANCIAL RESULTS

COMPONENTS OF NET INCOME
(After-tax dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Reconciliation of Net Income to Operating Earnings:
Net Income	$68.1	$45.4	$133.9	$99.5
Less mark-to-market of pooled CDS(1)	1.8	(0.3)	2.8	(3.2)

Operating Earnings(2)	$66.3	$45.7	$131.1	$102.7

Noteworthy Items Included in Net Income:
Refundings, calls or other accelerations(3)	$4.0	$3.6	$6.0	$4.7
Realized capital gains(4)	2.5	16.8	2.8	17.6
Equity-based compensation(4)	(7.3)	(5.0)	(13.2)	(9.8)
General reserve contribution for estimated loss on CDOs(4)	(1.0)	(22.1)	(1.0)	(22.1)
Mark-to-market of single-name CDS program(4)	0.0	(10.8)	0.0	(13.4)
Equity in earnings of Fairbanks	(1.6)	2.7	1.6	5.1

(1)
This item pertains to SFAS No. 133 adjustments for FSA-insured credit default swaps that reference pools of financial obligations and are of investment-grade quality.
(2)
This definition of operating earnings differs from that used in FSA's financial reporting prior to the fourth quarter of 2002. The amounts for the three- and six-month periods ended June 30, 2002 have therefore been restated.
(3)
Net of deferred acquisition cost amortization.
(4)
Excluded from operating earnings under the definition used prior to the fourth quarter of 2002.

NET INCOME.    The $68.1 million of second quarter net income is 50.0% higher than in the second quarter of 2002. Expenses in the second quarter of last year included a $22.1 million after-tax contribution to strengthen the general reserve (see "Expenses and Reserves" below) as well as an after-tax mark-to-market charge of $10.8 million for a unique transaction involving a diversified portfolio of single-name CDS, which was subsequently terminated. After-tax capital gains were $2.5 million in the second quarter of 2003, compared with $16.8 million in the comparable period of last year. For the first half, net income rose 34.6% to $133.9 million.

For the second quarter of 2003, the Company's equity in the earnings of Fairbanks Capital Holding Corp. (Fairbanks), a mortgage servicing holding company in which the Company owns a minority interest, was recorded as a pre-tax loss of $1.7 million, compared with pre-tax income of $2.9 million in the second quarter of 2002. For the first half of 2003 and 2002, respectively, the Company's pre-tax equity in the earnings of Fairbanks was $1.7 million and $5.4 million. At June 30, 2003, the Company's interest in Fairbanks had a book value of $61.7 million. The decrease in the Company's equity in the earnings of Fairbanks for the quarter was largely a result of restructuring and litigation settlement charges. While the Company does not believe the investment is currently impaired, future developments are uncertain due to the ongoing FTC and other investigations.

The Company has always included the cost of its equity-based compensation programs in net income.

OPERATING EARNINGS.    Second quarter operating earnings of $66.3 million are lower than net income because they exclude positive mark-to-market adjustments totaling $2.6 million before taxes and $1.8 million after taxes for pooled credit default swaps (CDS). Under Statement of Financial Accounting Standards No. 133 (SFAS No. 133), the Company marks to market certain CDS transactions based on an estimate of fair value derived from pricing of insurance premiums in the credit default swap market during the applicable period. Compared with the second quarter of 2002, operating earnings rose 44.9%.

First half operating earnings rose 27.6% to $131.1 million and exclude positive mark-to-market adjustments totaling $4.1 million before taxes and $2.8 million after taxes for pooled credit default swaps (CDS).

GROSS PREMIUMS WRITTEN.    Second quarter gross premiums written were $294.8 million, up 72.5% from $170.8 million in the comparable period of 2002. First half gross premiums written were $424.4 million, up 34.5% from $315.4 million in the comparable period of 2002.

NET PREMIUMS WRITTEN.    Second quarter net premiums written were $187.9 million, up 50.1% from $125.2 million in the comparable period of 2002. First half net premiums written were $280.1 million, up 27.1% from $220.4 million in the comparable period of 2002.

EARNED PREMIUMS.    Second quarter net premiums earned totaled $88.2 million, a 14.4% increase from $77.1 million in last year's comparable period. Second quarter refundings and prepayments were $7.5 million, compared with $7.0 million in the same period of 2002.

First half net premiums earned totaled $168.2 million, a 14.6% increase from $146.8 million in last year's comparable period. First half refundings and prepayments were $11.9 million, compared with $9.3 million in the same period of 2002.

INVESTMENT PORTFOLIO.    Net investment income for the second quarter of 2003 was $37.8 million, an increase of 7.6% over last year's second quarter result. The increase reflected higher invested balances partially offset by lower reinvestment rates stemming from the current interest rate environment. Capital gains were $2.8 million in the second quarter of 2003 and $22.9 million in the same period of 2002. The Company's effective tax rate on investment income (excluding the effects of capital gains and losses) was 9.6% for the second quarter of 2003, compared with 11.3% for the same period of the prior year. For the first half, net investment income was $74.3 million and capital gains were $3.9 million, compared with $68.5 million and $24.0 million, respectively, in last year's comparable period.

The Company's investment portfolio totaled $3.5 billion at June 30, 2003, compared with $2.7 billion a year earlier. These amounts exclude the GIC portfolio.

NET INTEREST MARGIN.    Second quarter net interest margin for the financial products segment was $1.5 million, compared with $2.3 million in last year's comparable period. The first half net interest margin was $2.1 million, compared with $2.7 million in last year's comparable period.

EXPENSES AND RESERVES.    For the second quarter, policy acquisition and other operating expenses increased to $30.9 million, or $6.6 million higher than in last year's second quarter. Losses and loss adjustment expenses, net of reinsurance, were $6.6 million in the second quarter of 2003, consisting of $5.1 million of additions to the general reserve based on the methodology the Company applies each quarter and $1.5 million to reflect an adjustment to estimated losses in FSA-insured CDOs. In the second quarter of 2002, losses and loss adjustment expenses, net of reinsurance, were $39.2 million, consisting of a $31.0 million general reserve adjustment to reflect estimated losses in FSA-insured CDOs and an $8.2 million addition to the general reserve based on the methodology the Company applies each quarter.

Additions to reserves represent management's estimate of the amount required to cover the present value of the net cost of claims. The Company monitors its reserves on an ongoing basis and periodically adjusts such reserves, upward or downward, based on the Company's actual loss experience, its mix of business, and economic conditions. At June 30, 2003, FSA's general reserve totaled $89.5 million. During the second quarter of 2003, net transfers from the general reserve to case reserves totaled $8.4 million, primarily for CDOs. Transfers from general to case reserves represent a reallocation of existing loss reserves and have no impact on earnings.

SUBSEQUENT EVENT

On July 17, 2003, the Company announced that it had priced a $100 million issue of 5.60% Notes due July 15, 2103 and callable on or after July 31, 2008. The offering closed on July 31, 2003. As previously announced, the Company plans to use the proceeds to redeem, at a future date, all of its outstanding 6.950% Senior Quarterly Income Debt Securities (Senior QUIDS) due November 1, 2098. The Senior QUIDS are callable, without premium or penalty, on or after November 1, 2003.

ADDITIONAL INFORMATION

The Company will post its current Operating Supplement to its website, www.fsa.com, today. The Operating Supplement contains additional information about results for the period covered in this release. On the Investor Presentations page of its website, the Company will also post updated information about its insured securitization program with AmeriCredit Corp.

NON-GAAP TERMS

Management and investors consider the measures listed and defined below to be important in analyzing the financial results of the Company. However, none of these measures are promulgated in accordance with accounting principles generally accepted in the United States of America and should not be considered as substitutes for shareholders' equity, net income, revenues, expenses and gross premiums written.

Operating earnings—Net income before the effects of mark-to-market adjustments under SFAS No. 133 for pooled CDS. For purposes of calculating operating earnings, pooled CDS are defined as FSA-insured credit default swaps that reference pools of financial obligations and require payments by the Company if losses exceed a defined deductible providing an investment-grade level of protection to the Company. Management considers operating earnings a key measure of normal operating results, as the SFAS No. 133 adjustments for each guaranteed credit default swap are expected to sum to zero over the life of the transaction.

Present value originations (PV originations)—For business originated in a given period, the sum of PV premiums (future installment premiums discounted to their present value plus upfront premiums) and the present value of future net interest margin from investment products, such as guaranteed investment contracts. The Company considers PV originations and PV premiums to be important indicators of a given period's origination activity because a substantial portion of the Company's premiums is collected in installments.

Adjusted book value—Book value plus the after-tax present value of net deferred premium revenue, installment premiums and future net interest margin less deferred expenses. Management and some equity analysts use adjusted book value per common share as a proxy for the Company's intrinsic value, exclusive of franchise value.

RECONCILIATION OF BOOK VALUE TO ADJUSTED BOOK VALUE
(Dollars in millions)

	June 30, 2003	December 31, 2002
Book Value(1)	$2,038.2	$1,868.4
After-tax value of:
Net deferred premium revenue, net of deferred acquisition cost	479.4	407.6
Present value of future installment premiums and net interest margin(2)	418.9	411.3

Adjusted Book Value	$2,936.5	$2,687.3

(1)
Includes the effect of after-tax unrealized gains in the investment portfolio, which was $173.6 million at June 30, 2003 and $134.7 million at December 31, 2002.
(2)
The discount rate varies according to the year of origination. For each year's originations, the Company calculates the discount rate as the average pre-tax yield on its investment portfolio for the previous three years. The rate for 2003 is 5.91%. The rates were 5.91%, 5.79% and 5.77% for origination years 2002, 2001 and 2000, respectively.

FORWARD-LOOKING STATEMENTS

        The Company relies upon the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

        In its filings with the SEC, reports to investors, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward- looking statements include, but are not limited to, (i) projections of revenues, income (or loss), earnings (or loss), dividends, market share or other financial forecasts; (ii) statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value or return on equity; and (iii) expected losses on, and adequacy of loss reserves for, insured transactions. Words such as "believes", "anticipates", "expects", "intends" and "plans" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

        The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include: (i) changes in capital requirements or other criteria of securities rating agencies applicable to financial guaranty insurers in general or to FSA specifically; (ii) competitive forces, including the conduct of other financial guaranty insurers in general; (iii) changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients; (iv) changes in accounting principles or practices that may result in a decline in securitization transactions; (v) an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its investment portfolio; (vi) inadequacy of loss reserves established by the Company; (vii) temporary or permanent disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures; (viii) downgrade or default of one or more of FSA's reinsurers; (ix) the amount and nature of business opportunities that may be presented to the Company; (x) market conditions, including the credit quality and market pricing of securities issued; (xi) capacity limitations that may impair investor appetite for FSA-insured obligations; (xii) market spreads and pricing on insured credit default swap exposures, which may result in gain or loss due to mark-to-market accounting requirements; (xiii) prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; (xiv) changes in the value or performance of strategic investments made by the Company and (xv) other factors, most of which are beyond the Company's control. The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

        Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world. Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities. FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Rating and Investment Information, Inc. FSA Holdings is a member of the Dexia group. For additional information, visit www.fsa.com.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Net premiums written	$187,884	$125,186	$280,069	$220,427

Net premiums earned	88,158	77,053	168,248	146,751
Net investment income	37,776	35,100	74,309	68,498
Net realized gains	2,829	22,874	3,893	23,957
Guaranteed investment contract net interest income	11,949	5,143	19,906	8,175
Guaranteed investment contract net realized losses	(1,058)		(1,096)
Net realized and unrealized gains (losses) on derivative instruments	2,365	(16,470)	2,140	(24,698)
Other income	451	1,036	1,627	1,182

TOTAL REVENUES	142,470	124,736	269,027	223,865

Expenses:
Losses and loss adjustment expenses	6,595	39,207	12,895	42,119
Interest expense	7,085	5,881	14,171	11,742
Policy acquisition costs	13,537	13,512	26,936	25,877
Guaranteed investment contract net interest expense	6,916	2,844	14,229	5,523
Other operating expenses	17,339	10,721	32,939	20,984

TOTAL EXPENSES	51,472	72,165	101,170	106,245

Minority interest	(2,293)	(2,155)	(4,720)	(4,215)
Equity in earnings of unconsolidated affiliates	58	5,836	9,386	12,880

INCOME BEFORE INCOME TAXES	88,763	56,252	172,523	126,285
Provision for income taxes	20,674	10,847	38,609	26,760

NET INCOME	68,089	45,405	133,914	99,525

Other comprehensive income, net of tax:
Unrealized gains on securities:
Holding gains arising during period	38,703	40,435	41,398	34,920
Less: reclassification adjustment for gains included in net income	2,152	16,779	2,478	17,555

Other comprehensive income	36,551	23,656	38,920	17,365

COMPREHENSIVE INCOME	$104,640	$69,061	$172,834	$116,890

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollars in thousands, except per share data)

	June 30, 2003	December 31, 2002
ASSETS
Bonds at market value (amortized cost of $2,999,595 and $2,615,173)	$3,269,906	$2,829,763
Short-term investments	243,091	375,688
Guaranteed investment contract bond portfolio at market value (amortized cost of $2,292,658 and $1,840,949)	2,287,560	1,827,312
Guaranteed investment contract bond portfolio pledged as collateral at market value (amortized cost of $108,066)	102,428
Guaranteed investment contract short-term investment portfolio	134,626	4,632

Total investments	6,037,611	5,037,395
Cash	13,187	31,368
Securitized loans	424,860	437,462
Securities purchased under agreements to resell	20,000	90,000
Deferred acquisition costs	261,249	253,777
Prepaid reinsurance premiums	630,799	557,659
Reinsurance recoverable on unpaid losses	78,459	75,950
Investment in unconsolidated affiliates	127,215	115,833
Other assets	451,953	428,039

TOTAL ASSETS	$8,045,333	$7,027,483

LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS' EQUITY
Deferred premium revenue	$1,641,271	$1,450,211
Losses and loss adjustment expenses	237,885	223,618
Guaranteed investment contracts	2,888,633	2,449,033
Deferred federal income taxes	152,068	124,310
Securities sold under agreements to repurchase	96,340
Ceded reinsurance balances payable	64,178	79,870
Notes payable	430,000	430,000
Deferred compensation	94,684	83,031
Minority interest	57,561	52,841
Payable for securities purchased	124,331	10,490
Accrued expenses and other liabilities	220,188	255,709

TOTAL LIABILITIES AND MINORITY INTEREST	6,007,139	5,159,113

Common stock (200,000,000 shares authorized; 33,517,995 issued; par value of $.01 per share)	335	335
Additional paid-in capital—common	900,484	903,494
Accumulated other comprehensive income (net of deferred income taxes of $85,972 and $66,270)	173,603	134,683
Accumulated earnings	963,772	829,858
Deferred equity compensation	23,445	23,445
Less treasury stock at cost (297,658 shares held)	(23,445)	(23,445)

TOTAL SHAREHOLDERS' EQUITY	2,038,194	1,868,370

TOTAL LIABILITIES AND MINORITY INTEREST AND SHAREHOLDERS' EQUITY	$8,045,333	$7,027,483

Expense Analysis(1)
(dollars in thousands)

2003	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Losses and loss adjustment expenses	$6,300	$6,595			$12,895
Interest	7,085	7,085			14,170
Amortization of previously deferred underwriting expenses and reinsurance commissions	13,399	13,537			26,936
Gross underwriting and operating expenses	47,450	56,899			104,349
Underwriting expenses deferred	(31,849)	(39,561)			(71,410)
Reinsurance commissions received, net	(9,083)	(27,920)			(37,033)
Reinsurance commissions deferred, net	9,083	27,920			37,003
Other operating expenses	15,601	17,338			32,939
Total expenses	$42,385	$44,555			$86,940

2002	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Losses and loss adjustment expenses	$2,912	$39,207	$8,876	$14,618	$65,613
Interest	5,861	5,881	5,880	10,476	28,098
Amortization of previously deferred underwriting expenses and reinsurance commissions	12,365	13,512	13,292	14,924	54,093
Gross underwriting and operating expenses	43,083	43,293	46,176	61,555	194,107
Underwriting expenses deferred	(32,820)	(32,572)	(35,066)	(35,384)	(135,842)
Reinsurance commissions received, net	(12,690)	(10,589)	(15,619)	(29,566)	(68,464)
Reinsurance commissions deferred, net	12,690	10,589	15,619	29,566	68,464
Other operating expenses	10,263	10,721	11,110	26,171	58,265
Total expenses	$31,401	$69,321	$39,158	$66,189	$206,069

(1)
Excludes expenses of guaranteed investment contract business.

Effect of Insured Bond Refundings
(dollars in thousands)

2003	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Earned Premium Recognized	$4,397	$7,493			$11,890
Less:
Deferred Acquisition Costs Recognized	1,220	1,376			2,596
Net Effect Before Taxes	3,177	6,117			9,294
Tax Provision	1,112	2,141			3,253
Net Income Effect	2,065	3,976			6,041

2002	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Earned Premium Recognized	$2,289	$7,019	$6,403	$12,254	$27,965
Less:
Deferred Acquisition Costs Recognized	555	1,432	1,338	1,043	4,368
Net Effect Before Taxes	1,734	5,587	5,065	11,211	23,597
Tax Provision	607	1,955	1,773	3,924	8,259
Net Income Effect	1,127	3,632	3,292	7,287	15,338

Annual Financial and Statistical Data
(dollars in thousands, except per share data)

	Years Ended December 31
	2002	2001	2000	1999	1998*
Income Statement
Gross premiums written	$803,701	$485,570	$372,325	$362,671	$319,266
Net premiums written	532,747	319,638	218,138	230,435	219,853
Net premiums earned	314,880	230,999	192,149	174,959	137,927
Net investment income	139,120	128,921	121,144	94,723	78,823
Guaranteed investment contract, net	8,411	(235)
Losses and loss adjustment expenses	65,613	12,497	9,403	8,829	3,949
Income before income taxes	216,179	269,477	67,401	163,978	157,251
Net Income	181,075	209,496	63,283	125,405	115,356
Selected Financial Statistics
GAAP Basis(1)
Loss ratio (%)	20.8	5.3	4.9	5.0	2.9
Expense ratio (%)	31.9	36.0	57.6	41.7	46.4
Combined ratio (%)	52.7	41.3	62.5	46.7	49.3
SAP Basis(1)
Loss ratio (%)	15.1	4.0	(0.5)	0.3	(7.4)
Expense ratio (%)	22.5	38.9	61.8	21.5	26.9
Combined ratio (%)	37.6	42.9	61.3	24.5	19.5
Balance Sheet
Total investments	$5,037,626	$3,214,097	$2,234,851	$2,140,022	$1,874,837
Prepaid reinsurance premiums	557,659	420,798	354,117	285,105	217,096
Total assets	7,051,637	4,308,854	3,148,694	2,905,644	2,452,266
Deferred premium revenue	1,450,211	1,090,332	936,826	844,146	721,699
Notes payable	430,000	330,000	230,000	230,000	230,000
Total liabilities	5,183,267	2,672,896	1,682,961	1,652,960	1,386,130
Shareholders' equity	1,868,370	1,635,958	1,465,733	1,251,984	1,065,436
Selected Financial Statistics(1)
Gross insurance in force	$512,232,953	$422,296,318	$321,753,871	$271,964,391	$216,564,000
Net insurance in force	365,256,111	300,637,067	225,426,403	195,571,240	159,995,000
Qualified statutory capital	1,876,117	1,593,570	1,436,681	1,320,082	1,037,710
Policyholders' leverage ratio	195:1	189:1	157:1	148:1	154:1

(1)
These ratios and statistics relate solely to FSA. The GAAP loss ratio is losses and loss adjustment expenses incurred (inclusive of additions to the General Reserve) divided by net premiums earned. The SAP loss ratio is losses and loss adjustment expenses incurred (exclusive of additions to the General Reserve) divided by net premiums earned. The GAAP expense ratio is underwriting and operating expenses divided by net premiums earned. The SAP expense ratio is underwriting and operating expenses divided by net premiums written. The combined ratio on both a GAAP and SAP basis is the sum of the applicable loss and expense ratios.

(2)
Includes $105,541 of merger related costs.

*
1998 results have been restated to show effect of accounting change for forward share purchase agreements.

Statutory Analytics & Investment Portfolio
June 30, 2003
(dollars in thousands)

Statutory Analytics	2nd Qtr. 2003	Year-to-date 2003	Full Year 2002
Loss Ratio(1)	10.8%	8.8%	15.1%
Expense Ratio(1)	14.8%	23.3%	22.5%
Combined Ratio(1)	25.6%	32.1%	37.6%
		6/30/03	12/31/02
Contingency Reserve		808,517	691,955
Capital and Surplus		1,177,551	1,184,162
Qualified Statutory Capital		1,986,068	1,876,117
Deferred Premium Revenue		1,195,179	1,055,340
Loss and Loss Adjustment Expenses		69,916	58,012
Policyholders' Capital and Reserves		3,251,163	2,989,469
Net Present Value of Installment Premiums		596,529	589,654
Third-Party Capital Support		525,000	240,000
Total Claims-Paying Resources		4,372,692	3,819,123
Net insurance in force (principal & interest)		$385,189,848	$365,256,111
Capital Ratio(2)		194:1	194:1
Claims-paying ratio(3)		88:1	96:1

(1)
Underwriting expense ratio is based on net premium earned for GAAP and net premiums written for statutory.

(2)
Capital ratio is net insurance in force divided by qualified statutory capital.

(3)
Claims-paying ratio is net insurance in force divided by claims-paying resources.

Investment Portfolio(1)

Type of Security	Amortized Cost	Market Value	% of Amortized Cost	Yield(2)	Annualized Income(3)
Long-term bonds:
Tax-exempt	$2,267,343	$2,506,755	69.9%	5.21%	$118,170
Taxable	732,252	763,151	22.6%	4.87%	35,627
Short-term	243,091	243,091	7.5%	1.09%	2,362
Total	$3,242,686	$3,512,997	100.0%	4.86%	$156,159

Maturity	Amortized Cost	% of Amortized Cost	Quality Distribution of Long-Term Fixed Income Investments
Within 1 Year	$244,091	7.5%	AAA	77.7%
1 to 5 Years	318,990	9.8%	AA	19.2%
5 to 10 Years	394,989	12.2%	A	3.1%
10 or more Years	1,961,868	60.5%	NR	0.0%

Mortgage-backed Securities	239,140	7.4%		100.0%
Asset-backed Securities	83,608	2.6%
Total	$3,242,686	100.0%

(1)
Excludes portfolio related to municipal investment agreements.

(2)
Estimated yield on assets at end of reporting quarter; short-term investments includes taxable and tax-exempt securities but excludes cash equivalents of $26.8 million.

(3)
Before taxes if applicable; based on indicated yields.

Municipal New-Issue Market Data(1)
(dollars in billions)

	Par Value		Percent	FSA Market Share(2)
	Issued	Insured	Insured	Amount	Percent
2nd Qtr. 2003	115.9	58.4	50.4%	15.0	25.7%
1st	84.6	45.2	53.4%	13.1	29.0%
4th Qtr. 2002	105.5	50.0	47.4%	13.0	26.0%
3rd	87.2	42.7	49.0%	10.5	24.6%
2nd	98.2	48.0	48.9%	12.4	25.8%
1st	68.2	36.7	53.8%	11.6	31.6%
2002	359.1	177.4	49.4%	47.5	26.8%
2001	286.6	132.5	46.2%	36.3	27.4%
2000	200.7	79.5	39.6%	19.5	24.5%
1999	227.4	105.3	46.3%	24.2	23.0%
1998	286.7	145.5	50.7%	32.0	22.1%
1997	220.5	107.5	48.8%	16.2	15.1%
1996	185.0	85.7	46.3%	11.2	13.1%
1995	160.0	68.5	42.8%	3.3	4.8%
1994	165.0	61.5	37.3%	2.7	4.4%
1993	292.2	107.9	36.9%	7.5	7.0%
1992	234.7	80.8	34.4%	4.8	5.9%
1991	172.4	51.9	30.1%	2.8	5.4%

(1)
FSA estimates based on industry sources, including The Bond Buyer and Securities Data Company. Data is subject to revision as additional information becomes available.

(2)
Share of insured bond market. FSA volume for 1993 through 2003 is based on sales dates, not closing dates, and will not reconcile with other data in this Supplement. Excludes secondary-market and non-U.S. transactions.

Gross Par Value and Present Value Originated by FSA
(dollars in millions)

	2nd Quarter		Year-to-Date
	2003	2002	2003	2002
Municipal
Gross Par Value Insured	16,974	13,272	28,072	25,183
Gross Premiums Written
Up-Front	184.3	96.2	240.9	172.3
Installments(1)	22.2	3.8	27.8	6.2
Total Gross Premiums	206.5	100.0	268.7	178.5
Gross Present Value of Premiums Written(2)	220.0	119.5	292.9	200.3
Asset-Backed
Gross Par Value Insured	6,053	17,697	8,587	34,051
Gross Premiums Written
Up-Front	13.0	2.0	13.4	5.7
Installments(1)	75.3	68.8	142.3	131.2
Total Gross Premiums	88.3	70.8	155.7	136.9
Gross Present Value of Premiums Written(2)	95.6	72.5	121.5	147.8
Financial Products
Gross Par Value Insured(3)	632	623	959	866
Gross Net Interest Margin Written
Up-Front	0.0	0.0	0.0	0.0
Installments	2.9	0.0	2.9	0.0
Total Gross Net Interest Margin	2.9	0.0	2.9	0.0
Gross Present Value of Net Interest Margin(4)	15.3	7.9	18.3	26.6
Total Originations Written
Gross Par Value Insured	23,659	31,592	37,618	60,100
Gross Originations Written
Up-Front	197.3	98.2	254.3	178.0
Installments	100.4	72.6	173.0	137.4
Total Gross Originations	297.7	170.8	427.3	315.4
Gross Present Value of Originations	330.9	199.9	432.7	374.7

(1)
Installments are the periodic premium payments received by FSA for business written in current and prior years.

(2)
The Company evaluates its insurance business production for a given period by its gross present value (PV) of premiums written. Gross PV premiums written for a particular period includes both (i) the amount of premiums received in such period under all insurance policies in which premiums are payable up front and (ii) the amount of all future premiums estimated to be payable under the Company's installment-based policies issued during such period, discounted to present value. The discount rate for business written in 2003 is 5.91% per annum and in 2002 is 5.91% per annum, equal to the average pre-tax yield on the Company's investment portfolio for the previous three calendar years. Management uses its best estimate of the life of each insurance policy for which premiums are payable in installments when calculating gross PV premiums written. However, the actual period over which installment-based premiums are paid and the total amount paid will vary from management's estimate if the insured obligation remains outstanding for a period that is different from that estimated by management. If the life of an insured obligation is shorter than that estimated, the related gross PV premiums outstanding will be reduced. Conversely, if the life of an insured obligation is longer than that estimated, the related gross PV premiums outstanding will be increased.

(3)
Relates only to FSA-insured GICs issued by the Company's GIC subsidiaries (FSA Capital Markets Services LLC and FSA Capital Management Services LLC), which are consolidated in the Company's financial statements. For these transactions, the outstanding par amounts are reflected as insurance exposure in FSA's financial statements but as GIC liabilities in those of the Company. As a result, the total outstanding exposures reported by FSA and the Company differ.

(4)
The present value of the net interest margin represents the present value of the difference between the estimated interest to be received on the GIC investments and the estimated interest to be paid on the GIC liabilities over the estimated life of each transaction, giving effect to swaps and other derivatives which convert fixed rate assets and liabilities to floating rates. The discount rate is the same as used for premiums (see footnote 2).

FSA Insured Portfolio Profile
Par Value
(dollars in millions)

	Insured in 2003				Outstanding as of June 30, 2003
	Gross Amount
		%	Net Amount	%	Net Amount	%
Municipal Obligations
Domestic
General obligation bonds	$10,331	36.8	$8,732	40.3	$59,334	38.3
Tax-supported bonds	5,336	19.0	3,936	18.2	30,203	19.5
Municipal utility revenue bonds	5,676	20.2	4,216	19.4	27,431	17.7
Health care revenue bonds	235	0.8	146	0.7	6,005	3.9
Housing revenue bonds	1,311	4.7	1,099	5.1	6,934	4.5
Transportation revenue bonds	2,681	9.6	1,957	9.0	9,622	6.2
Other municipal bonds	1,061	3.8	965	4.4	9,912	6.4

Subtotal	26,631	94.9	21,051	97.1	149,441	96.5
International	1,441	5.1	635	2.9	5,440	3.5
Total municipal obligations	$28,072	100.0	$21,686	100.0	$154,881	100.0
Geographic Distribution
California	$4,733	16.9	$3,594	16.6	$22,699	14.7
New York	3,023	10.8	1,999	9.2	14,338	9.3
Texas	2,079	7.4	1,614	7.5	11,413	7.4
Pennsylvania	1,621	5.8	1,369	6.3	9,297	6.0
Florida	2,164	7.7	1,654	7.6	9,099	5.9
Illinois	529	1.9	510	2.4	7,210	4.6
New Jersey	1,807	6.4	1,513	7.0	7,497	4.8
Washington	514	1.8	419	1.9	5,619	3.6
Massachusetts	620	2.2	593	2.7	4,652	3.0
Michigan	883	3.2	650	3.0	4,357	2.8
Wisconsin	208	0.7	202	0.9	3,545	2.3
All Other U.S. Jurisdictions	8,450	30.1	6,934	32.0	49,715	32.1
International	1,441	5.1	635	2.9	5,440	3.5
Total municipal obligations	$28,072	100.0	$21,686	100.0	$154,881	100.0
Asset-Backed Obligations
Domestic
Residential mortgages	$2,154	22.6	$1,942	25.2	$17,781	14.5
Consumer receivables	808	8.5	696	9.0	14,941	12.1
Pooled corporate obligations	3,222	33.7	2,322	30.1	50,130	40.7
Investor-owned utility obligations	—	0.0	—	0.0	419	0.4
Other asset-backed obligations	1,337	14.0	1,152	15.0	5,825	4.7

Subtotal	7,521	78.8	6,112	79.3	89,096	72.4
International	2,025	21.2	1,598	20.7	34,015	27.6
Total asset-backed obligations	$9,546	100.0	$7,710	100.0	$123,111	100.0
Total Portfolio	$37,618		$29,396		$277,992

	Rating(1)	Percent of Portfolio
	AAA	25.6
Distribution of Insured Portfolio by Rating as of June 30, 2003	AA A BBB Other	26.5 35.0 12.0 0.9

		100.0

(1)
Based upon internal FSA ratings.

50 Largest Municipal Exposures
as of June 30, 2003
(dollars in millions)

Obligor	Net Par Outstanding	% of Total Net Par Outstanding
California Housing Finance Agency Single-Family Mortgage Revenue Bonds		$1,494.54%
New York City, NY, G.O.		905.33%
State of Washington G.O.		867.31%
Commonwealth of Massachusetts G.O.		845.30%
Clark County School District, NV, G.O.		834.30%
State of Hawaii G.O.		826.30%
State of Illinois G.O.		785.28%
Metropolitan Transit Authority, NY		779.28%
Long Island Power Authority, NY		762.27%
State of California G.O.		726.26%
New Jersey Transportation Trust Fund Authority		714.26%
State of Connecticut Special Tax		659.24%
Los Angeles USD, CA, G.O.		646.23%
Puerto Rico Electric Power Authority		629.23%
Metropolitan Transit Authority, NY Dedicated Tax		622.22%
Detroit, MI, Sewage Disposal System Revenue Bonds		618.22%
New York Local Government Assistance Corp		616.22%
Los Angeles MTA, CA, Sales Tax Revenue Bonds		601.22%
Massachusetts Water Resources Authority, General Revenue		590.21%
Port Authority of New York and New Jersey, Consolidated Bonds		589.21%
Houston, TX, Water and Sewer System Revenue		580.21%
State of California Department of Water Resources Power Supply		573.21%
Kentucky State Property and Buildings Commission Revenue Bonds		557.20%
Florida Public Education (Gross Receipts)		556.20%
Houston, TX Airport System		550.20%
New York City, NY, Municipal Water Finance Authority		549.20%
Miami-Dade County, FL, Aviation Revenue Miami Int'l Airport		534.19%
NJHMFA MF Hsg Rev Bds		532.19%
NYS Dormitory Authority—Mental Health Services		515.19%
Commonwealth of Puerto Rico G.O.		514.19%
Seattle, WA, Light and Power		514.18%
District of Columbia, G.O.		503.18%
New York City, NY, Health and Hospital Corp		500.18%
Maine Health and Higher Educational Facilities Authority		477.17%
New Jersey Economic Development Authority State Pension Funding		476.17%
Philadelphia, PA, Water and Wastewater Revenue		455.16%
Hydro-Quebec—Province of Quebec Guaranteed		454.16%
South Carolina Public Service Authority, Santee Cooper		454.16%
Philadelphia, PA, G.O.		452.16%
New York State Thruway Authority, Highway and Bridge Trust Fund		444.16%
State of Florida, Department of Transportation Turnpike Revenue		441.16%
The School Board of Palm Beach County, Florida Lease		441.16%
Philadelphia, PA, Gas Works		434.16%
Massachusetts HFA Single Family Housing Revenue		429.15%
Garden State, NJ Preservation Trust Open Space and Farmland		424.15%
State of Michigan Grant Anticipation Notes		424.15%
Lower Colorado River Authority, TX		422.15%
Energy Northwest Electric Revenue		415.15%
Massachusetts Housing Finance Agency Housing Bond Resolution		409.15%
Atlanta, GA, Water and Sewerage Revenue		385.14%
Total		$29,520	10.62%

25 Largest Asset-Backed Exposures
as of June 30, 2003
(dollars in millions)

Obligor	Net Par Outstanding	% of Total Net Par Outstanding
International Super AAA Synthetic CDO		$2,556.92%
International Synthetic CDO		1,905.69%
International Super AAA Synthetic CDO		1,852.67%
International Super AAA Synthetic CDO		1,703.61%
U.S. AAA Synthetic CDO		1,653.59%
U.S. AAA Synthetic CDO		1,588.57%
U.S. AAA Synthetic CDO		1,584.57%
International Synthetic CDO		1,457.52%
International Synthetic CDO		1,404.51%
International Super AAA Synthetic CDO		1,356.49%
International Super AAA Synthetic CDO		1,355.49%
International Super AAA Synthetic CDO		1,346.48%
US Super AAA Synthetic CDO		1,320.47%
International Super AAA Synthetic CDO		1,307.47%
WFS Financial 2002-2 Owner Trust		1,160.42%
International Super AAA Synthetic CDO		1,120.40%
WFS Financial 2002-4 Owner Trust		1,109.40%
International Synthetic CDO		1,033.37%
WFS Financial 2002-1 Owner Trust		1,031.37%
International Super AAA Synthetic CDO		1,000.36%
International Super AAA Synthetic CDO		954.34%
International Super AAA Synthetic CDO		949.34%
US Super AAA Synthetic CDO		930.33%
US Super AAA Synthetic CDO		903.32%
US Super AAA Synthetic CDO		900.32%
Total		$33,475	12.02%

(1)
"International Synthetic CDO" denotes a CDO with 20% or greater non-US collateral. "Super AAA" means the level of first-loss protection exceeds 1.3x the level required for an Aaa/AAA rating. Where indicated, ratings are current FSA internal ratings expressed in industry terms.

Asset-Backed Debt Service and Premiums
(dollars in millions)

Debt Service
(Principal and Interest)

	Insured Debt Service
				Portfolio Run Off(1)	Ending Net Outstanding
	Gross	Ceded	Net
2nd Qtr. 2003	$6,279	$1,444	$4,835	$(8,761)	$134,353
1st	4,501	1,150	3,351	(6,757)	138,279
4th Qtr. 2002	7,638	2,554	5,084	(6,791)	141,685
3rd	12,631	3,008	9,623	(7,434)	143,392
2nd	15,428	2,779	12,649	(6,450)	141,203
1st	18,432	2,241	16,191	(8,491)	135,004
2002	54,129	10,582	43,547	(29,166)	141,685
2001	75,404	10,681	64,723	(19,807)	127,304
2000	44,714	8,181	36,533	(19,031)	82,388
1999	41,694	8,904	32,790	(15,574)	64,886
1998	28,258	3,584	24,674	(13,108)	47,670

Premiums (GAAP Basis)

	Written Premium
				Ending Net Unearned Premium	Ending Net PV Premium
	Gross	Ceded	Net			Total
2nd Qtr. 2003	$91.2	$26.7	$64.5	$95.7	$507.6	$603.3
1st	67.4	20.0	47.4	88.6	522.6	611.2
4th Qtr. 2002	84.2	25.2	59.0	93.5	520.1	613.6
3rd	76.9	21.2	55.7	100.0	528.9	628.9
2nd	70.8	18.3	52.5	98.4	543.2	641.6
1st	66.1	17.6	48.5	105.3	550.1	655.4
2002	298.0	82.3	215.7	93.5	520.1	613.6
2001	254.8	86.8	168.0	105.2	510.2	615.4
2000	202.6	68.0	134.6	98.4	352.3	450.7
1999	160.9	45.0	115.9	93.4	301.7	395.1
1998	96.4	28.5	67.9	72.2	189.2	261.4

(1)
Includes decreases due to prepayments and increases due to accretions or higher outstanding under variable programs

Municipal Debt Service and Premiums
(dollars in millions)

Debt Service
(Principal and Interest)

	Insured Debt Service
				Portfolio Run Off(1)	Ending Net Outstanding
	Gross	Ceded	Net
2nd Qtr. 2003	$28,389	$8,004	$20,385	$(3,258)	$250,837
1st	18,477	3,277	15,200	(5,061)	233,710
4th Qtr. 2002	25,295	7,209	18,086	(3,928)	223,571
3rd	23,699	6,490	17,209	(5,200)	209,413
2nd	23,287	6,366	16,921	(3,502)	197,404
1st	20,671	6,983	13,688	(3,036)	183,985
2002	92,952	27,048	65,904	(15,666)	223,571
2001	64,821	20,431	44,390	(14,095)	173,333
2000	40,542	16,456	24,086	(11,733)	143,038
1999	45,749	15,088	30,661	(12,301)	130,685
1998	60,194	19,127	41,067	(10,223)	112,325

Premiums (GAAP Basis)

	Written Premium
				Ending Net Unearned Premium	Ending Net PV Premium
	Gross	Ceded	Net			Total
2nd Qtr. 2003	$206.5	$80.2	$126.3	$914.8	$88.9	$1,003.7
1st	62.2	17.4	44.8	816.1	79.0	895.1
4th Qtr. 2002	192.1	84.8	107.3	799.0	69.6	868.6
3rd	138.3	44.7	93.6	714.7	67.7	782.4
2nd	100.0	27.3	72.7	646.1	59.3	705.4
1st	78.5	31.8	46.7	588.6	47.9	636.5
2002	508.9	188.6	320.3	799.0	69.6	868.6
2001	230.8	79.2	151.6	564.3	46.2	610.5
2000	169.7	86.2	83.5	484.3	42.0	526.3
1999	201.8	87.3	114.5	465.7	38.0	503.7
1998	222.9	70.9	152.0	432.4	44.0	476.4

(1)
Includes decreases due to prepayments and increases due to accretions or higher outstanding under variable programs.

Asset-Backed Net Debt Service and Premiums
Amortizations and Ending Balances
As of June 30, 2003
(dollars in millions)

Net Debt Service

	Scheduled Amortization	Outstanding
2nd Qtr. 2003		$134,353
3rd	$5,729	128,624
4th	5,928	122,696

2004	24,504	98,192
2005	21,271	76,921
2006	29,324	47,597
2007	20,679	26,918

2008–2012	22,084	4,834
2013–2017	2,631	2,203
2018–2022	1,041	1,162
2023+	1,162
Total	$134,353

Net Premiums

		Scheduled Premium Earnings
	Unearned Premiums	From Unearned Premium Amortization	From Installments	Total
2nd Qtr. 2003	$95.7
3rd	72.5	$23.2	$28.5	$51.7
4th	67.0	5.5	43.9	49.4

2004	54.8	12.2	142.0	154.2
2005	46.1	8.7	104.7	113.4
2006	38.6	7.5	79.3	86.8
2007	32.6	6.0	47.7	53.7

2008–2012	10.2	22.4	89.0	111.40
2013–2017	5.4	4.8	27.2	32.0
2018–2022	3.3	2.1	10.5	12.6
2023+		3.3	16.2	19.5
Total		$95.7	$589.0	$684.7

Municipal Net Debt Service and Premiums
Amortizations and Ending Balances
As of June 30, 2003
(dollars in millions)

Net Debt Service

	Scheduled Amortization	Outstanding
2nd Qtr. 2003		$250,837
3rd	$3,309	247,528
4th	3,218	244,310
2004	13,147	231,163
2005	13,602	217,561
2006	13,162	204,399
2007	13,459	190,940
2008–2012	65,022	125,918
2013–2017	52,146	73,772
2018–2022	37,704	36,068
2023+	36,068
Total	$250,837

Net Premiums

		Scheduled Premium Earnings
	Unearned Premiums	From Unearned Premium Amortization	From Installments	Total
2nd Qtr. 2003	$914.8
3rd	890.1	$24.7	$1.1	$25.8
4th	866.9	23.2	1.8	25.0
2004	782.5	84.4	9.5	93.9
2005	705.7	76.8	9.5	86.3
2006	635.3	70.4	9.4	79.8
2007	570.4	64.9	8.9	73.8
2008–2012	317.4	253.0	38.1	291.1
2013–2017	157.7	159.7	30.1	189.8
2018–2022	65.5	92.2	22.1	114.3
2023+		65.5	25.8	91.3
Total		$914.8	$156.3	$1,071.1

Corporate Headquarters

Financial Security Assurance Holdings Ltd. 350 Park Avenue New York, New York 10022 (1)(212) 826-0100

Investor Relations Contact

Robert S. Tucker Director, Investor Relations (1)(212) 339-0861 rtucker@fsa.com

Corporate Communications Contact

Betsy Castenir Managing Director (1)(212) 339-3424 bcastenir@fsa.com

Internet

This Quarterly Operating Supplement and other information are available on the World Wide Web at www.fsa.com.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
Quarterly Operating Supplement
June 30, 2003

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FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. QUARTERLY OPERATING SUPPLEMENT Second Quarter 2003
Table of Contents
Financial Security Assurance Holdings Ltd. Highlights
FSA SECOND QUARTER 2003 FINANCIAL RESULTS NET INCOME $68 Million in Q2 03 (+50% vs. Q2 02) $134 Million in H1 03 (+35% vs. H1 02) ORIGINATIONS (PRESENT VALUE) $331 Million in Q2 03 (+66% vs. Q2 02) $433 Million in H1 03 (+15% vs. H1 02)
GROSS PAR INSURED OF NEW ORIGINATIONS (Dollars in billions)
GROSS PV ORIGINATIONS (Dollars in millions)
COMPONENTS OF NET INCOME (After-tax dollars in millions)
RECONCILIATION OF BOOK VALUE TO ADJUSTED BOOK VALUE (Dollars in millions)
FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES Condensed Consolidated Statements of Operations and Comprehensive Income (Dollars in thousands)
FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Dollars in thousands, except per share data)
Expense Analysis(1) (dollars in thousands)
Effect of Insured Bond Refundings (dollars in thousands)
Annual Financial and Statistical Data (dollars in thousands, except per share data)
Statutory Analytics & Investment Portfolio June 30, 2003 (dollars in thousands)
Municipal New-Issue Market Data(1) (dollars in billions)
Gross Par Value and Present Value Originated by FSA (dollars in millions)
FSA Insured Portfolio Profile Par Value (dollars in millions)
50 Largest Municipal Exposures as of June 30, 2003 (dollars in millions)
25 Largest Asset-Backed Exposures as of June 30, 2003 (dollars in millions)
Asset-Backed Debt Service and Premiums (dollars in millions)
Municipal Debt Service and Premiums (dollars in millions)
Asset-Backed Net Debt Service and Premiums Amortizations and Ending Balances As of June 30, 2003 (dollars in millions)
Municipal Net Debt Service and Premiums Amortizations and Ending Balances As of June 30, 2003 (dollars in millions)